Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Ethel Shepard Corporate Affairs Manager 617-342-6254 ethel_shepard@cabot-corp.com

Cabot Corporation Board of Directors Elects Dirk Blevi to Board of Directors

Boston, MA – September 13, 2004 — Cabot Corporation (NYSE:CBT) announced today that the Cabot Board of Directors has elected Dirk Blevi, as a Director of Cabot Corporation, effective September 10, 2004. In addition, Mr. Blevi was promoted to the position of Executive Vice President and General Manager, Europe. He was previously Vice President and General Manager, Europe.

Mr. Blevi joined Cabot in 1975 and has held several senior management positions primarily in Cabot’s plastics business in Europe and Hong Kong. In 2000, he was named Vice President and General Manager, Europe and in 2003, he was given additional responsibility for leading the growth of Cabot’s Aerogels business.

A graduate of the University of Ghent, Belgium, Mr. Blevi has more than 35 years of experience in the chemical industry and brings a unique global perspective to Cabot’s Board of Directors.

Cabot Corporation is a global specialty chemicals and materials company headquartered in Boston, MA. Cabot’s major products are carbon black, fumed silica, inkjet colorants, capacitor materials, and cesium formate drilling fluids.

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